Exhibit 10.3.5
AMENDMENT No. 5 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT No. 5 TO EMPLOYMENT AGREEMENT (“Amendment No. 5”), is entered into as of September 26, 2016, by and between Third Point Reinsurance Ltd., a Bermuda company (the “Company”), and J. Robert Bredahl (the “Executive”).

WHEREAS, the Company and the Executive entered into a certain Employment Agreement dated as of January 26, 2012, an Amendment No. 1 to Employment Agreement dated as of November 10, 2014, an Amendment No. 2 to Employment Agreement dated as of March 1, 2015, an Amendment No. 3 to Employment Agreement dated as of November 24, 2015, and an Amendment No. 4 to Employment Agreement dated as of May 4, 2016 (collectively, the “Employment Agreement”); and

WHEREAS, the parties wish to amend the Executive’s duties to provide for direct reporting to the Board of Directors of the Company; and

WHEREAS, in consideration of the mutual agreements set forth below and for other good and valuable consideration given by each party to this Amendment No. 5 to the other, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree to amend the Employment Agreement on the terms set forth below.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1.      Section 2 (a) Duties, of the Employment Agreement shall be amended to read in its entirety as follows:

(a)
Duties. During the Employment Term and from and after September 30, 2016, the Executive shall serve as President and Chief Operating Officer of the Company and the Chief Executive Officer and Chief Underwriting Officer of Third Point Reinsurance Company Ltd. (“OpCo”). In his capacity as President and Chief Operating Officer of the Company and Chief Executive Officer and Chief Underwriting Officer of OpCo, the Executive shall perform such duties, services and responsibilities on behalf of the Company and OpCo consistent with such position as may be reasonably assigned to the Executive from time to time. In performing such duties hereunder for the Company and for OpCo, the Executive shall report to the Board of Directors of the Company and the Board of Directors of OpCo, as applicable.

2.    The parties hereto agree that except as specifically set forth in this Amendment No. 5, each and every provision of the Employment Agreement shall remain in full force and effect as set forth therein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 5 to be executed, and the Executive has hereunto set his hand, in each case effective as of the day and year first above written.
THIRD POINT REINSURANCE LTD.
By: /s/ John R. Berger
Name: John R. Berger
Title: Chairman and Chief Executive Officer

By: /s/ Christopher S. Coleman
Name: Christopher S. Coleman
Title: Chief Financial Officer

EXECUTIVE
/s/ J. Robert Bredahl
J. Robert Bredahl